UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

SOUPMAN, INC.

(Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined): 0

4) Proposed maximum aggregate value of transaction: 0

5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration No.:

3) Filing Party:

4) Date Filed:

Soupman, Inc.

1110 South Avenue, Suite 10

Staten Island, NY 10314

(212) 768-7687

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Soupman, Inc.:

This Information Statement is furnished to the stockholders of Soupman, Inc., a Delaware corporation (“Soupman” or the “Corporation”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our  voting power (see attached Exhibit A) authorizing the board of directors of Soupman, to either: (i) increase the amount of authorized shares of common stock from 500,000,000 to 1,000,000,000 (“Increase”), or (ii) in the alternative, effectuate a reverse stock split of the issued and outstanding shares of common stock at a ratio to be determined in the discretion of our board of directors within a range of one (1) share of common stock for up to three (3) shares of common stock (“Reverse Split”).  The proposed action to effect either the “Increase” or “Reverse Split” is hereinafter referred to as the “Share Authorization Action”.  On August 9, 2016, Soupman obtained the approval of the Share Authorization Action by written consent of stockholders that are the record owners of 42,649,573 shares of common stock and 14,906,813 shares of our voting preferred stock, which represent an aggregate of 182,622,355 votes or approximately 50.7% of the voting power as of August 9, 2016.  The Share Authorization Action cannot be effectuated until 20 days after the mailing of this Information Statement and after the filing of the amended Certificate of Incorporation with Secretary of State of the State of Delaware.  A copy of a certificate of amendment to effect the Increase and a copy of a certificate of amendment to effect a Reverse Split are attached to this Information Statement as Exhibit B-1 and Exhibit B-2, respectively.

SOUPMAN IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.  Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy; please do not send us one.

Only stockholders of record at the close of business on August 9, 2016 shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about September __, 2016.

The accompanying Information Statement is for information purposes only.  Please read it carefully.

By order of the Board of Directors

/s/ Jamieson Karson
Jamieson Karson
Chairman and Chief Executive Officer

Staten Island, New York

September __, 2016

This Information Statement is being furnished to all holders of the common stock of Soupman, Inc. as of August 9, 2016 in connection with the action taken by written consent of holders of approximately 50.7% of the outstanding voting power to authorize the board of directors to effectuate the Share Authorization Action, namely, either the proposed Increase or the proposed Reverse Split.

ITEM 1.

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Soupman, Inc., a Delaware corporation (“Soupman”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our voting power authorizing the board of directors  to effect, in its discretion, either: (i) an increase in the amount of authorized shares of common stock from 500,000,000 to 1,000,000,000 (“Increase”), or (ii) in the alternative, a reverse stock split of the issued and outstanding shares of common stock at a ratio to be determined in the discretion of our board of directors within a range of one (1) share of common stock for up to three (3) shares of common stock (“Reverse Split”). The proposed action to effect either the “Increase” or the “Reverse Split” is hereinafter referred to as the “Share Authorization Action”.  On August 9, 2016, we obtained the approval of the Share Authorization Action by written consent of the stockholders that are the record owners of 42,649,573 shares of common stock and 14,906,813 shares of our preferred stock which represent an aggregate of 182,622,355 votes or approximately 50.7% of the voting power as of August 9, 2016.

The Increase or Reverse Split cannot be effectuated until 20 days after the mailing of this Information Statement and after the filing of an amended Certificate of Incorporation with Secretary of State of the State of Delaware to effect same. A copy of a certificate of amendment to effect an Increase and a copy of a certificate of amendment to effect the Reverse Split, are attached to this Information Statement as Exhibit B-1 and Exhibit B-2, respectively   The number of authorized shares of all classes of stock will not be reduced as a result of the proposed Share Authorization Action, nor will any Reverse Split reduce the number of outstanding shares of our preferred stock.

The date on which this Information Statement will be sent to stockholders will be on or about September __, 2016, and is being furnished to all holders of the common stock of Soupman on record as of August 9, 2016.

The board of directors, and persons owning a majority of the outstanding voting power of Soupman, have unanimously adopted, ratified and approved the proposed actions by the Soupman board of directors.  No other votes are required or necessary.

The Quarterly Report on Form 10-Q for quarterly periods ended November 30, 2015, February 29, 2016 and May 31, 2016 and the Annual Report on Form 10-K, as amended, for the year ended August 31, 2015, and any reports on Form 8-K filed by Soupman during the past year with the Securities and Exchange Commission (the “SEC”) may be viewed on the SEC’s web site at www.sec.gov in the Edgar Archives.  Soupman is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.  You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices at (212) 768-7687.  If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices.  Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to Soupman’s Bylaws and the Delaware General Corporation Law (the “DGCL”), a vote by the holders of at least a majority of Soupman’s outstanding voting power is required to effect the Share Authorization Action.  Soupman’s Certificate of Incorporation does not authorize cumulative voting. As of the record date, Soupman had 146,882,323 voting shares of common stock issued and outstanding and 19,581,956 shares of voting preferred stock issued and outstanding of which the common stock was entitled to 146,882,323 votes and the preferred stock was entitled to 213,319,560 votes. A total of 180,100,942 votes are required to pass the proposed Share Authorization Action, namely, the Increase or the Reverse Split.  The consenting stockholders are entitled to 182,622,355 votes, which represents approximately 50.7% of the issued and outstanding votes with respect to Soupman’s shares of common stock and preferred stock.  The consenting stockholders voted in favor of Soupman’s board of directors effecting, in its discretion, either the proposed Increase or proposed Reverse Split described herein in a unanimous written consent, dated August 9, 2016.

PROPOSAL 1

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO EITHER INCREASE THE AUTHORIZED SHARES

OR EFFECT UP TO A ONE-FOR-THREE SHARE REVERSE STOCK SPLIT OF SOUPMAN’S COMMON STOCK.

Purpose and effect of the Share Authorization Action

Our board of directors believes that the proposed Share Authorization Action to increase the number of shares of our common stock available for issuance, whether through effecting the Increase or effecting the Reverse Split, is necessary to make available shares of common stock for future issuance and will provide us greater flexibility with respect to future actions involving the issuance of stock, including, without limitation, the raising of additional capital.  We currently have 146,882,323 shares of common stock outstanding, 204,115,930 shares of common stock issuable upon conversion of preferred stock, 168,000,000 shares of common stock issuable upon conversion of a senior secured convertible debenture and 7,108,223 shares of common stock issuable upon outstanding options and warrants. We are currently authorized to issue 500,000,000 shares, and will not have enough shares available for future issuances if all convertible equity were to convert into our common stock.  The board would like the flexibility of having additional shares available for issuance in order to allow it to issue shares of stock in lieu of cash payments for services provided by third parties and employees, thus allowing it to preserve its cash.  In addition, the board of directors may sell securities from time to time to raise money needed to continue its operations.  Our board of directors further believes that the increase in the number of authorized shares of common stock will enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders. As such, the board of directors proposed to effect, in its discretion, either: (i) an increase in the amount of authorized shares of common stock from 500,000,000 to 1,000,000,000 (i.e., the “Increase”), or (ii) in the alternative, a reverse stock split of the issued and outstanding shares of common stock on an up to one (1) for three (3) basis (i.e., the “Reverse Split”).

In the event the board of directors determines to effect a Reverse Split in lieu of the Increase, the Reverse Split would reduce the number of outstanding shares of our common stock but have no effect on the number of outstanding shares of preferred stock.  The board had determined that if a Reverse Split is implemented in lieu of the Increase it would be in the our best interest to conduct the Reverse Split of our common stock on an up to one (1) for three (3) basis.

The primary purposes of a Reverse Split would be to accomplish the following:

a)  increase the per share price of the common stock to help maintain the interest of the markets;

b)  reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and

c)  provide the management of Soupman with additional flexibility to issue shares to meet existing obligations and help facilitate future financings for Soupman.

There can be no assurance, however, that the Reverse Split will have the desired benefits.

The Reverse Split, if chosen by the board of directors in lieu of the Increase and effected, would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock, and would affect all common stockholders uniformly.  This process, which is known as a reverse stock split, would take up to three (3) shares of the presently issued and outstanding common stock on the effective date of the amendment to the Certificate of Incorporation that would carry out the Reverse Split and convert those shares into one (1) share of the post-reverse stock split common stock.  The conversion rate of all securities convertible into common stock other than the outstanding preferred stock would be proportionately adjusted.

The board of directors has indicated that fractional shares will not be issued in connection with any Reverse Split.  Instead, Soupman will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.  Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Split as that stockholder did immediately prior to the Reverse Split, except for minor adjustment due to the additional shares that will need to be issued a result of the treatment of fractional shares.

Effects: The Increase, or in the alternative, the Reverse Split will be effected by filing an amendment to Soupman’s Certificate of Incorporation with the Delaware Secretary of State’s office and will become effective upon such filing.  The actual timing of any such filing will be made by the board of directors based upon its decision whether to effect the Increase or the Reverse Split and upon its evaluation as to when the requisite approvals are received and the requisite waiting periods have passed.

Soupman is currently authorized to issue 500,000,000 shares of its common stock, of which 146,882,323 shares are currently issued and outstanding.  Soupman is also authorized to issue 50,000,000 shares of preferred stock, of which 2,500,000 have been designated as Series A convertible preferred stock, 20,000,000 have been designated Series B convertible preferred stock, 2,500,000 have been designated as Series C convertible preferred stock and 672 have been designated as Series D convertible preferred stock. There are 878,639 shares of Series A preferred stock outstanding, which stock converts to shares of common stock on a 1 for 1 basis, without adjustment for stock splits, and has no voting rights. The Series B preferred stock converts to shares of common stock on a 10 for 1 basis, subject to adjustment for stock splits, and votes on an “as converted” basis with 10 votes per share and a total vote of 178,319,560.  The Series C preferred stock converts to shares of common stock on a 20 for 1 basis, subject to adjustment for stock splits, and votes on an “as converted” basis with 20 votes per share and total votes of 35,000,000. The Series D preferred stock converts to shares of common stock at a fixed price of $.02, subject to adjustment for stock splits, and has no voting rights. Currently, stockholders holding votes in excess of 50.7% of the voting rights of Soupman’s stockholders have consented in writing to the proposal to effect the Share Authorization Action, namely the Increase or a Reverse Split, including the holders of the Series B preferred stock and Series C preferred stock voting on an as converted basis.   Neither the proposed Increase or, in the alternative, a Reverse Split of Soupman’s common stock will cause a decrease in the number of authorized shares of common stock or preferred stock, the number of outstanding shares of preferred stock, or the voting rights of the outstanding Series A, Series B or Series C preferred stock. A Reverse Split will, however, reduces the number of issued and outstanding shares of common stock from 146,882,323 to up to approximately 48,960,775, if it is effected at a 1-3 ratio. The voting power of the preferred stockholders will not increase as a result of the Increase or Reverse Split.  A Reverse Split will not have any effect on the stated par value of the common stock.

In the event the Increase is implemented, the total number of shares of common stock held by each stockholder will not change. Alternatively, in the event the Reverse Split is implemented, the total number of shares of common stock held by each stockholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Reverse Split divided by up to three (3) shares, with an adjustment for any fractional shares.  (Fractional shares will be rounded up into a whole share).

Upon effectuation of either the Increase or the Reverse Split, each common stockholder’s percentage ownership interest in common stock will remain virtually unchanged, subject to a reduction in voting power due to the increased voting power of the preferred stock and except for minor changes and adjustments that will result from rounding fractional shares into whole shares.  The rights and privileges of the holders of shares of common stock of Soupman will be substantially unaffected by the Increase or the Reverse Split, except as described above in connection with the increase in relative voting power of the Series A, Series B and Series C preferred stock.   In the event of an Increase, no adjustment will be made to any issued and outstanding options, warrants, and convertible securities.  By comparison, in the event the board determines to effect a Reverse Split in lieu of the Increase, all issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split.  All shares, options, warrants or convertible securities that Soupman has agreed to issue other than the preferred stock (or agrees to issue prior to the effective date of the Reverse Split), also will be appropriately adjusted for the Reverse Split.

The Reverse Split may also result in some stockholders holding “odd lots” of fewer than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

In the event either the Increase or Reverse Split is implemented, our board of directors may authorize the issuance of any shares of common stock authorized but unissued without further stockholder approval, the issuance of such shares of common stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of the existing stockholders and may adversely affect the market price for the common stock.  The proposed Share Authorization Action creates a risk that current stockholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares.  The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of Soupman.  The current book value of shares held by existing stockholders would not be maintained in the event additional shares are issued.  After the Share Authorization Action, if the board of directors would then issue the balance of the authorized shares, that action would have a material dilutive effect upon existing stockholders.  The board of directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purposeexcept to meet exisiting committments. Although Soupman has no other current financing plans or understandings, agreements or commitments for financing, if an opportunity should present itself, Soupman may issue shares of common stock in connection with such a financing.  The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of Soupman.  Soupman’s stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Soupman which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of Soupman in order to maintain their proportionate ownership of Soupman’s stock.

After the taking of any action to conduct or authorize the Increase or Reverse Split is filed, there is not a requirement that stockholders obtain new or replacement share certificates.  Each of the holders of record of shares of Soupman’s common stock that is outstanding on the effective date of any Reverse Split may contact Soupman’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split shares of common stock into which the existing shares have been converted as a result of the Reverse Split.

Issuance of additional shares of common stock may have the effect of deterring or thwarting persons seeking to take control of Soupman through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger.  For example, the issuance of common stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult even if the person seeking to obtain control of Soupman offer an above-market premium that is favored by a majority of the independent stockholders.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting right of persons seeking to cause such removal.

Although the Share Authorization Action is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid.  Such use of our common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

For the above reasons, the board of directors believes that the Share Authorization Action is in the best interests of Soupman and its stockholders.

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

On August 1, 2016, our board of directors voted to seek approval of our stockholders of an amendment to our Certificate of Incorporation to effect either: (i) the Increase (i.e., an increase in the amount of authorized shares of common stock from 500,000,000 to 1,000,000,000), or (ii) in the alternative, the Reverse Split (i.e., a reverse stock split of the issued and outstanding shares of common stock on an up to one (1) for three (3) basis). In the absence of a meeting, the affirmative consent of holders of a majority of Soupman’s voting power represented by our outstanding shares of stock was required to approve the Share Authorization Action.  Because holders of approximately 50.7% of our voting power signed a written consent in favor of the proposed amendments to the Certificate of Incorporation, we are authorized to amend the Certificate of Incorporation to effect either: (i) an increase the number of shares of authorized stock from 500,000,000 shares to 1,000,000,000 shares; OR (ii) a reverse split of Soupman’s common stock on an up to one (1) for three (3) basis.  Any Increase or, in the alternative, Reverse Split that is implemented will be effective upon the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which is not expected to occur until such time as the board of directors determines whether to effect the either the Increase or the Reverse Split, and may not occur by law prior to the 20th day following the mailing of this Information Statement to stockholders.

By approving this proposal, the stockholders approved an amendment to our Certificate of Incorporation to effect either the Increase or the Reverse Split of our issued and outstanding shares of common stock at a ratio to be determined in the discretion of our board of directors within the range of one (1) share of our common stock for up to three (3) shares of our common stock, and to abandon any such amendment to our Certificate of Incorporation not selected by our board of directors. Our board of directors believes that stockholder approval of either the Increase or the Reverse Spit and granting our board of directors the discretion of a range for the Reverse Split, rather than approval of a specified exchange ratio, provides our board of directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of Soupman and its stockholders. The board of directors may effect only one Increase or Reverse Split as a result of this authorization. The board of directors may also elect not to do any Increase or Reverse Split. The board’s decision as to whether and when to effect the Increase or the Reverse Split will be based on a number of factors, including market conditions and the existing and expected trading prices for our common stock. Although our stockholders have approved of a Share Authorization Action, we will not effect the Share Authorization Action if the board of directors does not deem it to be in the best interests of Soupman and its stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO SOUPMAN OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.

Until the stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder’s shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such stockholder’s pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post-reverse stock split shares of common stock to which such stockholder is entitled as a result of the Reverse Split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares.  This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof.  Any of these authorities could be repealed, overruled, or modified at any time.  Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws.  This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The increase in the number of authorized shares will not affect any existing stockholder’s number of shares as they currently exist.

The Share Authorization Action is intended to be a tax-free recapitalization to Soupman and its stockholders, except for those stockholders who receive a whole share of common stock in lieu of a fractional share.  Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Share Authorization Action, except for those stockholders receiving a whole share of common stock in lieu of fractional shares (as described below).  The holding period for shares of common stock after the Share Authorization Action will include the holding period of shares of common stock before the Share Authorization Action, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment.  The adjusted basis of the shares of common stock after the Share Authorization Action will be the same as the adjusted basis of the shares of common stock before the Share Authorization Action excluding the basis of fractional shares.

A stockholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the stockholder was otherwise entitled.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED SHARE AUTHORIZATION ACTION IN THE NUMBER OF AUTHORIZED SHARES OF THE COMMON STOCK

Q.  WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF SHARES COMMON STOCK?

A.  Our board of directors believes that the authorized shares of common stock remaining available for issuance may not be sufficient to fulfill all of Soupman’s obligations to holders of securities convertible into shares of common stock or allow Soupman to take advantage of future business opportunities.  Accordingly, our board of directors believes that it is in our best interests to authorize it to effectuate the increase in the number of authorized shares of common stock as proposed.  The increase in the number of authorized shares of common stock is recommended by Soupman’s board of directors in order to provide a sufficient reserve of such shares to fulfill such obligations and for the future growth and needs of Soupman.

Q.  HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK?

A.  All members of the board of directors have approved the proposal to authorize the officers of Soupman to effectuate the increase in the number of shares of common stock, whether by approving an amendment to Soupman’s certificate of incorporation to increase in the amount of authorized shares of common stock from 500,000,000 to 1,000,000,000, or (ii) in the alternative, approving a reverse stock split of the issued and outstanding shares of common stock on an up to one (1) for three (3) basis, as in the best interests of Soupman and the best interests of the current stockholders of Soupman. The board of directors has not yet determined, however, whether to effect the Increase or Reverse Split.

Q.  WHY PROPOSE A REVERSE STOCK SPLIT OF THE COMMON STOCK ON AN UP TO ONE (1) FOR THRE (3) BASIS?

A.   It is the expectation of the board of directors that in the event the Reverse Split is implemented it would increase the market price of the resulting common stock and thus help maintain a higher level of market interest in the shares, provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of Soupman.  The board of directors believes that the Reverse Split will enhance Soupman’s flexibility with regard to the ability to issue common stock for fulfillment of its current obligations as well as for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Soupman's business or product lines through the acquisition of other businesses or products.

Q.  WILL THE CHANGES TO THE CERTIFICATE OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?

A.  The proposed changes are intended to be tax free for federal income tax purposes.  A stockholder who receives a whole share of common stock in lieu of a fractional share in the Reverse Split generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the stockholder was otherwise entitled. . See the section above entitled “Certain Federal Income Tax Considerations.”

Q.  WHAT VOTE OF THE STOCKHOLDERS IS REQUIRED TO APPROVE THE INCREASE AND THE REVERSE SPLIT?

A.  To approve the proposal the affirmative vote of a majority of the potential votes cast as stockholders is required.  Consents in favor of the proposals have already been received from stockholders holding a majority of the voting power of Soupman.

Q.  WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A.  Soupman will pay for the preparation and delivery of this Information Statement.

Q.  WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A:  Jamieson Karson, Chairman and Chief Executive Officer of Soupman, 1110 South Avenue, Suite 100, Staten Island, New York 94960, (212) 768-7687.

VOTE REQUIRED FOR APPROVAL

Section 242 of the DGCL provides an outline of the scope of the amendments of the Certificate of Incorporation allowed by a Delaware corporation.  This includes the amendments discussed herein.  The procedure and requirements to effect an amendment to the Certificate of Incorporation of a Delaware corporation are set forth in Section 242 of the DGCL.  Section 242 provides that proposed amendments must first be adopted by the board of directors and then submitted to stockholders for their consideration and must be approved by a majority of the outstanding voting securities.

The board of directors of Soupman has adopted, ratified and approved the increase in the authorized shares or reverse stock split on an up to one (1) for three (3) basis and submitted the proposed changes to the stockholders for their approval.  The securities that are entitled to vote to amend Soupman’s Certificate of Incorporation consist of issued and outstanding shares of Soupman’s common stock outstanding on August 9, 2016 and shares of the preferred stock outstanding on August 9, 2016, the record date for determining stockholders who are entitled to notice of and to vote on the proposed amendment to Soupman’s Certificate of Incorporation.

DISSENTER'S RIGHTS OF APPRAISAL

The DGCL does not provide for dissenter's rights in connection with the proposed amendment of the Certificate of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on August 9, 2016 as the record date for the determination of the common stockholders entitled to notice of the action by written consent.

At the record date, Soupman had: (i) 500,000,000 shares of common stock authorized with a par value of $0.001per share, of which 146,882,323 shares were issued and outstanding, and (ii) 50,000,000 shares of preferred stock authorized with a stated par value of $0.001 per share, of which: (a) 2,500,000 were designated Series A convertible preferred stock and 878,639 were issued and outstanding, (b) 20,000,000 were designated Series B convertible preferred stock and 17,831,956 were issued and outstanding; (c) 2,500,000 were designated Series C convertible preferred stock and 1,750,000 were issued and outstanding; and (d) 672 were designated Series C convertible preferred stock and 672 were issued and outstanding.  Immediately after the Increase (if any) there will be 1,000,000,000 shares of common stock authorized.  After taking into account the Reverse Split (if any) on a 1 for 3 basis and reserves needed for convertible securities there will be 312,439,826 shares of common stock available for issue.  The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by stockholders.  The holders of shares of Series A convertible preferred stock are entitled to no votes per share on matter to be voted upon by stockholders and each share of Series A convertible preferred stock converts into 1 shares of common stock.  The holders of shares of Series B convertible preferred stock are entitled to 10 votes per share on matter to be voted upon by stockholders and each share of Series B convertible preferred stock converts into 10 shares of common stock.  The holders of shares of Series C convertible preferred stock are entitled to 20 votes per share on matter to be voted upon by stockholders and each share of Series C convertible preferred stock converts into 20 shares of common stock.  The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the board of directors in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the DGCL and will be determined by the board of directors.  In addition, the payment of any such dividends will depend on Soupman's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Stockholders and the holders of a controlling interest equaling approximately 50.7% of the voting power of Soupman, as of the record date, have consented to the proposed amendments to the Certificate of Incorporation.  The stockholders have consented to the action required to adopt the amendment of Soupman’s Certificate of Incorporation to authorize the Share Authorization Action.  This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth, as of August 9, 2016, the total number of shares of common stock, Series B convertible preferred stock and Series C convertible preferred stock beneficially owned by each of our directors and executive officers individually and our directors and executive officers as a group, and the owners of more than 5% of any class of our outstanding capital stock.

Unless otherwise specified, the address of each of the individuals listed below is c/o Soupman, Inc., 1110 South Avenue, Staten Island, New York 10314.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned (1)	Shares of Series B Preferred Stock Beneficially Owned	Percent of Series B Preferred Stock Beneficially Owned (2)	Shares of Series C Preferred Stock Beneficially Owned (3)	Percent of Series C Preferred Stock Beneficially Owned (4)	Percent of Total Voting Power (4)
Named Executive Officers and Directors:
Jamieson Karson (5)	6,645,269	4.50%	—	—	—	—	1.84%
Ronald Crane (6)	1,306,400	*	109,890	*	—	—	*
Rocco Fiorientino (7)	1,173,900	*	109,890	*	—	—	*
Randy Beller (8)	1,750,000	1.18%	175,000	*	—	—	*
Robert N. Bertrand (9)	2,652,178	1.80%	—	—	—	—	*
Daniel Rubano (10)	6,749,492	4.59%	—	—	—	—	1.87%
All officers and directors as a group (6 persons)	20,277,239	12.07%	394,780	2.22%	—	—	5.63%

Wealth Colony, LLC, 745 Hope Road, Eatontown, NJ 07724 (11)	67,255,934	31.93%	6,375,440	35.75%	—	—	18.67%
Perry Trebatch, 32 Nassau Drive, Great Neck, NY 11021 (12)	13,860,462	8.98%	750,000	4.21%	—	—	3.85%
Lisa Corso, 15 Ottavio Promenade, Staten Island, NY 10307 (13)	20,449,138	9.99%	2,281,373	12.79%	1,750,000	100.0%	9.99%
Anthony Perosi, 420 Hoyt Ave, Staten Island, NY 10301 (14)	8,077,929	4.99%	1,500,000	8.41%	—	—	4.99%
Penny Hart, 200 East End Ave, New York, NY 10128 (15)	13,500,000	8.47%	1,250,000	7.01%	—	—	3.75%
Tom Cappa, 383 Grand Ave, Apt M2004, New York, NY 10002 (16)	15,000,000	9.56%	1,000,000	5.61%	—	—	4.16%

———————

* Less than 1%.

1.

Based on 146,882,323 shares of common stock outstanding as of August 9, 2016.

2.

Based on 17,831,956 shares of Series B convertible preferred stock outstanding at August 9, 2016.  Each share of Series B preferred stock is entitled to ten (10) votes per share and is convertible into ten (10) shares of common stock.

3.

Based on 1,750,000 shares of Series C convertible preferred stock outstanding at August 9, 2016.  Each share of series C preferred stock is entitled to twenty (20) votes per share and is convertible into twenty (20) shares of common stock.

4.

Based on a total of 360,201,883 votes.  Percentage of total voting power represents voting power with respect to all shares of our common stock (146,882,323 votes), Series B convertible preferred stock (178,319,560 votes) and Series C convertible preferred stock (35,000,000 votes), all voting as a single class.  Holders of our common stock are entitled to one vote per share, holders of our Series B convertible preferred stock are entitled to ten (10) votes per share and holders of our Series C convertible preferred stock are entitled to twenty (20) votes per share.

5.

Consists of 5,811,936 shares of common stock and 833,333 shares of common stock to be issued within 60 days of August 9, 2016, pursuant to his employment agreement.

6.

Consists of 57,500 shares of common stock, 109,890 shares of Series B convertible preferred stock (convertible on the date hereof into 1,098,900 shares of common stock)  and 150,000 stock warrants that the beneficial owner has the right to exercise on the date hereof.

7.

Consists of 75,000 shares of common stock and 109,890 shares of Series B convertible preferred stock (convertible on the date hereof into 1,098,900 shares of common stock).

8.

Consists of 175,000 shares of Series B convertible preferred stock (convertible on the date hereof into 1,750,000 shares of common stock).

9.

Consists of 2,402,178 shares of common stock and 250,000 stock options that the beneficial owner has the right to exercise on the date hereof.

10.

Consists of 6,499,492 shares of common stock and 250,000 stock options that the beneficial owner has the right to exercise on the date hereof.

11.

Consists of 3,501,534 shares of common stock and 6,375,440 shares of Series B convertible preferred stock (convertible on the date hereof into 63,754,400 shares of common stock).

12.

Consists of 6,360,462 shares of common stock and 750,000 shares of Series B convertible preferred stock (convertible on the date hereof into 7,500,000 shares of common stock).

13.

Lisa Corso has a contractual agreement with us that limits her beneficial ownership of our equity securities to no more than 9.99% of the voting power of Soupman at any one time.  Includes 2,755,000 shares of common stock, 2,281,373 shares of Series B convertible preferred stock (convertible on the date hereof into 22,813,730 shares of common stock) and 1,750,000 shares of Series C convertible preferred stock (convertible on the date hereof into 35,000,000 shares of common stock) that in total is limited to 35,659,996 votes due to the contractual limit.

14.

Anthony Perosi has a contractual agreement with us that limits his beneficial ownership of our equity securities to no more than 4.99% of the voting power of Soupman at any one time.  Consists of 5,000,000 shares of common stock and 1,500,000 shares of Series B convertible preferred stock (convertible on the date hereof into 15,000,000 shares of common stock) that is limited to 17,649,892 votes due to the contractual limit.

15.

Consists of 1,000,000 shares of common stock and 1,250,000 shares of Series B convertible preferred stock (convertible on the date hereof into 12,500,000 shares of common stock).

16.

Consists of 5,000,000 shares of common stock and 1,000,000 shares of Series B convertible preferred stock (convertible on the date hereof into 10,000,000 shares of common stock).

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, , associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Increase or Reverse Split, which is not shared by all other stockholders.

Delaware Anti-Takeover Provisions

The anti-takeover provisions of Section 203 of the DGCL apply to us.  Section 203 of the DGCL law prohibits Soupman from engaging in any business combination with any interested stockholder (any stockholder who owns or owned more than 15% of any stock or any entity related to a 15% stockholder ) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1) Prior to such time the board of directors of Soupman approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2) Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Soupman outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) At or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company.  These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act, we file periodic reports, documents, and other information with the SEC to our business, financial statements, and other matters.  These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  We incorporate by reference into this Information Statement the following documents we have previously filed with the SEC: our annual report on Form 10-K, as amended, for period ending August 31, 2015 and our quarterly report on Form 10-Q for the quarterly periods ended November 30, 2015, February 29, 2016 and May 31, 2016 and our Current Reports on Form 8-K filed during the past year.  You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Soupman, Inc.

1110 South Avenue, Suite 100

Staten Island, NY 10314

(212) 768-7687

As we obtained the requisite stockholder vote for the amendments to the Certificate of Incorporation described in this Information Statement upon delivery of a written consent from the holders of a majority of our voting power. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  This Information Statement is for informational purposes only. Please read this Information Statement carefully.

Dated: September __, 2016

By order of the board of directors

/s/ Jamieson Karson
Jamieson Karson
Chairman and Chief Executive Officer

Exhibit A

STATEMENT OF ACTION BY

WRITTEN CONSENT OF THE

HOLDERS OF A MAJORITY OF THE VOTING POWER OF

SOUPMAN, INC.

The undersigned, being the holders of a majority of the voting power of Soupman, Inc., a Delaware corporation (the “Corporation”), and acting hereunder without the convening of a formal meeting pursuant to Section 228 of the Delaware General Corporation Law, do hereby consent in writing to and adopt the following resolutions:

RESOLVED, that that the Corporation, acting through its board of the directors, be, and hereby is, authorized and empowered at its discretion to file an amendment to the Corporation’s Certificate of Incorporation to either: (i) increase the amount of authorized shares of common stock of the Corporation, par value $0.001 per share (the “common stock”) from 500,000,000 to 1,000,000,000 (the “Increase”), or (ii) effect a reverse stock split of the common stock at a ratio within a range of one (1) share of common stock for up to three (3) shares of common stock (the “Reverse Stock Split”); and

FURTHER RESOLVED, that the effective date of any Increase or Reverse Stock Split shall be the date of filing of the Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State, or such later date as set forth in the Certificate of Amendment to the Certificate of Incorporation; and

FURTHER RESOLVED, that any fractional shares of new common stock resulting from any Reverse Stock Split shall be rounded up to the next whole number.

This Consent is signed as of the 9th day of August, 2016 and may be executed in counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument.

Wealth Colony SPV II, LP

By:
	Jeffrey Freedman, CEO	Lisa Corso	Tom Cappa

	William Ciaramello	Jamieson Karson	Penny Fern Hart

	Daniel Rubano	Anthony Perosi III	Perry Trebatch

Exhibit B-1

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION OF

SOUPMAN, INC.

SOUPMAN, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That ARTICLE FOURTH shall be amended by replacing ARTICLE FOURTH in its entirety as follows:

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is ONE BILLION (1,000,000,000) shares of common stock, par value $0.001 per share (the “common stock”) and FIFTY MILLION (50,000,000) shares of preferred stock, par value $0.001 per share (the “preferred stock”).

The preferred stock of the corporation shall be issued by the board of directors of the corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the board of directors of the corporation may determine, from time to time.

The holders of the common stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings).  There shall be no cumulative voting.

Shares of common stock and preferred stock may be issued from time to time as the board of directors shall determine and on such terms and for such consideration as shall be fixed by the board of directors.”

SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Jamieson Karson, its Chief Executive Officer, this    day of _______, 2016.

______________________

Jamieson Karson

Chief Executive Officer

Exhibit B-2

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION OF

SOUPMAN, INC.

SOUPMAN, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That ARTICLE FOURTH shall be amended by adding the following at the end of ARTICLE FOURTH as follows:

“Effective as of          , 2016 each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation’s board of directors will be subject to a 1-for-[up to 3, as determined by the Board of Directors] reverse stock split, with all fractional shares being rounded up to the nearest whole share (the “Reverse Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every [up to 3, as determined by the Board] shares of common stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of common stock, $0.001 par value per share, which shares shall be fully paid and non-assessable shares of common stock. There shall be no fractional shares issued. A holder of record of common stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive one full share. Each stock certificate that, immediately prior to the effectiveness of the Reverse Stock Split, represented shares of common stock that were issued and outstanding immediately prior to the effectiveness of the  Reverse Stock Split shall, from and after the effectiveness of the Reverse Split Effective, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of common stock after the effectiveness of the Reverse Stock Split into which the shares of Common Stock formerly represented by such certificate shall have been reclassified, provided, however, that each person of record holding a certificate that represented shares of common stock that were issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of common stock after the effectiveness of the Reverse Stock Split into which the shares of common stock formerly represented by such certificate shall have been reclassified.

SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Jamieson Karson, its Chief Executive Officer, this    day of _______________, 2016.

______________________

Jamieson Karson

Chief Executive Officer